SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 21


72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                              82
      2. Dividends for a second class of open-end company shares (000's Omitted)
         Class B                                                              30
         Class C                                                              19
         Institutional Class                                                 572


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                                                        000.2038
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                                                        000.1315
         Class C                                                        000.1316
         Institutional Class                                            000.2280

74U.  1  Number of shares outstanding (000's Omitted)
         Class A                                                             559
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                             215
         Class C                                                             179
         Institutional Class                                               3,216


74V.  1  Net asset value per share (to nearest cent)
         Class A                                                          $11.18
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                          $11.16
         Class C                                                          $11.16
             Institutional Class                                          $11.18